Exhibit 99.1

CBAK Energy Reports Second Quarter and First Half 2023 Unaudited Financial Results

DALIAN, China, August 9, 2023 /PRNewswire/ -- CBAK Energy Technology, Inc. (NASDAQ: CBAT) (“CBAK Energy,” or the “Company”) a leading lithium-ion battery manufacturer and electric energy solution provider in China, today reported its unaudited financial results for the second quarter and first half of 2023 ended June 30, 2023.

First Half of 2023 Financial Highlights

●	Net revenues from sales of batteries were $51.8 million, an increase of 27.2% from $40.7 million in the same period of 2022.

●	Net revenues from batteries used in light electric vehicles were $3.1 million, an increase of 309.9% from $0.8 million in the same period of 2022.

●	Net revenues from batteries used in electric vehicles were $2.0 million, an increase of 6454.4 times from $303.0 in the same period of 2022.

●	Net revenues from uninterruptible supplies were $46.8 million, an increase of 17.0% from $40.0 million in the same period of 2022.

●	Gross margin for the battery business was 12.8%, an increase of 3.4 percentage points from 9.4% in the same period of 2022.

Yunfei Li, Chairman and Chief Executive Officer of the Company, commented, “During the first half of 2023, our battery business had strong revenue growth of 97% in the first quarter; however, during the second quarter, we began to experience a temporary slowdown in sales, as a result of the volatility of lithium carbonate prices, a crucial raw material. Despite this short-term challenge, we remain confident that our revenue growth will bounce back in the upcoming quarters as many of our clients will place new orders in the second half of the year when prices begin to stabilize. Moreover, we have successfully entered into a series of partnerships with Echom, HiNa Battery, Viessmann Group, and Hello Tech, which will help sustain our topline growth and further strengthen our lead in China’s battery market.”

Xiangyu Pei, Interim Chief Financial Officer, added, “We are pleased to report strong half year results marked by sustainable growth and increased profitability. Thanks to our product’s strength and optimized operating efficiency, our gross margin rose to 15.4%, compared with 11.0% for the same period last year. Going forward, our top priorities are to accelerate sales growth and improve profitability. Our solid balance sheet gives us the flexibility to continue investing in our future by accelerating our research and development across product lines as well as expanding our technology and business initiatives to create value for both our users and our shareholders.”

Second Quarter of 2023 Business Highlights & Recent Developments

●	In July, CBAK Energy announced that its subsidiary, Dalian CBAK, reached agreements with the Shangqiu Urban-Rural Integration Demonstration Zone and partnering entities, which will increase Dalian CBAK’s capacity by approximately RMB300 million worth of the 26700 cylindrical batteries.

●	In July, CBAK Energy announced that its subsidiary, Nanjing CBAK, entered a 3-year strategic partnership for a RMB180 million lithium-ion battery order with Echom, a well-known industrial design group in China.

●	In June, CBAK Energy announced a strategic agreement with HiNa Battery, a unicorn and leading player in the sodium electricity industry, and Hello Tech, the parent company of Jackery, a premier global portable power supplier, respectively, during its first Corporate Open Day.

●	In June, CBAK Energy announced that it is the first company worldwide to achieve mass production of large cylindrical sodium batteries and full-scale commercialization along the entire value chain from upstream to downstream during the Corporate Open Day.

●	In June, CBAK Energy received an order worth EUR116.5 million (approximately USD124.5 million) of lithium-ion batteries from the Viessmann Group, a leading European heating, cooling, and renewable energy system provider, for 2024.

●	In June, CBAK Energy entered into a strategic agreement and secured RMB25 million in funding from Hello Tech, the parent company of Jackery, a leading global portable power supplier, for the sodium-ion battery R&D program.

Second Quarter of 2023 Financial Results

Net revenues were $42.4 million, representing a decline of 24.7% compared to $56.3 million in the same period of 2022. This decline was primarily attributable to a decrease in sales by the battery business and Hitrans, an indirect majority-owned subsidiary engaged in the production and sale of battery raw materials. The decline in battery sales was primarily driven by the price volatility of lithium carbonate, leading clients to hold off on placing new orders during the second quarter. However, we are optimistic that demand will rebound in subsequent quarters as prices stabilize.

Among these revenues, detailed revenues from our battery business are:

Battery Business	2022 Second Quarter	2023 Second Quarter	% Change YoY
Net Revenues ($)	25,715,415	22,232,003	-13.5
Gross Profits ($)	2,836,287	3,425,147	20.8
Gross Margin	11.0%	15.4%	-
Net Revenues from Battery Business on Applications ($)
Electric Vehicles	(6)	135,731	-
Light Electric Vehicles	671,444	1,147,902	71.0
Uninterruptable supplies	25,043,977	20,948,370	-16.4
Total	25,715,415	22,232,003	-13.5

Cost of revenues was $38.5 million, representing a decrease of 24.2% from $50.8 million in the same period of 2022. This decrease was primarily due to the decline in net revenues.

Gross profit was $3.9 million, representing a decrease of 29.8% from $5.5 million in the same period of 2022. Gross margin was 9.2%, compared to 9.8% in the same period of 2022.

Total operating expenses were $7.7 million, representing an increase of 42.1% from $5.4 million in the same period of 2022.

●	Research and development expenses were $3.0 million, an increase of 29.6% from $2.3 million in the same period of 2022.

●	Sales and marketing expenses were $1.0 million, an increase of 38.1% from $0.7 million in the same period of 2022.

●	General and administrative expenses were $3.6 million, an increase of 46.0% from $2.5 million in the same period of 2022.

●	Provision for doubtful accounts was $0.13 million, compared to a recovery of doubtful accounts of $0.06 million in the same period of 2022.

Operating loss amounted to $3.8 million, compared to an operating income of $0.1 million in the same period of 2022.

Finance income, net amounted to $0.3 million, compared to a finance expense of $0.6 million in the same period of 2022.

Change in fair value of warrants was $0.04 million, compared to $2.13 million in the same period of 2022. The change in fair value of the warrants liability is mainly due to the share price decline.

Net loss attributable to shareholders of CBAK Energy was $2.6 million, compared to a net income attributable to shareholders of CBAK Energy of $0.8 million in the same period of 2022.

Net loss attributable to shareholders of CBAK Energy (after deducting the change in fair value of warrants) was $2.7 million, compared to $1.3 million in the same period of 2022.

Basic and diluted loss per share were both $0.03, compared to nil in the same period of 2022.

First Half of 2023 Financial Results

Net revenues were $84.8 million, representing a decrease of 37.8% from $136.6 million in the same period of 2022. This decrease was primarily attributable to a decrease in sales by the battery business and Hitrans, an indirect majority-owned subsidiary engaged in the production and sale of battery raw materials.

Battery Business	2022 First Half	2023 First Half	% Change YoY
Net Revenues ($)	40,736,101	51,835,386	27.2
Gross Profits ($)	3,819,211	6,638,505	73.8
Gross Margin	9.4%	12.8%	-
Net Revenues from Battery Business on Applications ($)
Electric Vehicles	303	1,955,979	645,437.6
Light Electric Vehicles	760,208	3,115,959	309.9
Uninterruptable supplies	39,975,590	46,763,448	17.0
Total	40,736,101	51,835,386	27.2

Cost of revenues was $78.0 million, representing a decrease of 37.9% from $125.7 million in the same period of 2022. This decrease was primarily due to the decline in net revenues.

Gross profit was $6.8 million, representing a decrease of 37.4% from $10.9 million in the same period of 2022. Gross margin was 8.0%, compared to 7.9% in the same period of 2022.

Total operating expenses were $13.4 million, representing an increase of 11.4% from $12.0 million in the same period of 2022.

●	Research and development expenses were $5.4 million, a decrease of 3.1% from $5.6 million in the same period of 2022.

●	Sales and marketing expenses were $1.7 million, an increase of 10.3% from $1.5 million in the same period of 2022.

●	General and administrative expenses were $6.1 million, an increase of 29.2% from $4.7 million in the same period of 2022.

●	Provision for doubtful accounts was $0.26 million, compared to $0.21 million in the same period of 2022.

Operating loss was $6.7 million, compared to $1.2 million in the same period of 2022.

Finance income, net was $0.3 million, compared to a finance expense of $0.6 million in the same period of 2022.

Change in fair value of warrants was $0.12 million, compared to $3.76 million in the same period of 2022. The change in fair value of the warrants liability is mainly due to the share price decline.

Net loss attributable to shareholders of CBAK Energy was $4.0 million, compared to a net income attributable to shareholders of CBAK Energy of $1.2 million in the same period of 2022.

Net loss attributable to shareholders of CBAK Energy (after deducting the change in fair value of warrants) was $4.1 million, compared to $2.5 million in the same period of 2022.

Basic and diluted loss per share were both $0.05, compared to $0.01 for both basic and diluted income per share in the same period of 2022.

Conference Call

CBAK Energy’s management will host an earnings conference call at 8:30 AM U.S. Eastern Time on Wednesday, August 9, 2023 (8:30 PM Beijing/Hong Kong Time on August 9, 2023).

For participants who wish to join our call online, please visit:

https://edge.media-server.com/mmc/p/6uzum5dv

Participants who plan to ask questions during the call will need to register at least 15 minutes prior to the scheduled call start time using the link provided below. Upon registration, participants will receive the conference call access information, including dial-in numbers, a unique pin, and an email with detailed instructions.

Participant Online Registration:

https://register.vevent.com/register/BI83386b12da554bf7abfbd186831164cd

Once completing the registration, please dial-in at least 10 minutes before the scheduled start time of the conference call and enter the personal pin as instructed to connect to the call.

A replay of the conference call may be accessed within seven days after the conclusion of the live call at the following website:

https://edge.media-server.com/mmc/p/6uzum5dv

The earnings release and the link for the replay are available at ir.cbak.com.cn.

About CBAK Energy

CBAK Energy Technology, Inc. (NASDAQ: CBAT) is a leading high-tech enterprise in China engaged in the development, manufacturing, and sales of new energy high power lithium batteries and raw materials for use in manufacturing high power lithium batteries. The applications of the Company’s products and solutions include electric vehicles, light electric vehicles, electric tools, energy storage, uninterruptible power supply (UPS), and other high-power applications. In January 2006, CBAK Energy became the first lithium battery manufacturer in China listed on the Nasdaq Stock Market. CBAK Energy has multiple operating subsidiaries in Dalian, Nanjing and Shaoxing, as well as a large-scale R&D and production base in Dalian.

For more information, please visit ir.cbak.com.cn.

Safe Harbor Statement

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements.

Any forward-looking statements contained in this press release are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: significant legal and operational risks associated with having substantially all of our business operations in China, that the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless, the effects of the global Covid-19 pandemic or other health epidemics, changes in domestic and foreign laws, regulations and taxes, the volatility of the securities markets; and other risks including, but not limited to, the ability of the Company to meet its contractual obligations, the uncertain markets for the Company’s products and business, macroeconomic, technological, regulatory, or other factors affecting the profitability of our products and solutions that we discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K as well as in our other reports filed or furnished from time to time with the SEC. You should read these factors and the other cautionary statements made in this press release. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

For further inquiries, please contact:

In China:

CBAK Energy Technology, Inc.
Investor Relations Department
Mr. Thierry Jiewei Li
Phone: 86-18675423231
Email: ir@cbak.com.cn

Piacente Financial Communications
Ms. Hui Fan
Tel: +86-10-6508-0677
Email: CBAK@thepiacentegroup.com

In the United States:

Piacente Financial Communications

Ms. Brandi Piacente
Tel: +1-212-481-2050
Email: CBAK@thepiacentegroup.com

CBAK Energy Technology, Inc. and Subsidiaries

Condensed consolidated Balance Sheets

As of December 31, 2022 and June 30, 2023

(Unaudited)

(In US$ except for number of shares)

	December 31, 2022	June 30, 2023
		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$6,519,212	$3,449,446
Pledged deposits	30,836,864	40,189,167
Trade and bills receivable, net	27,413,575	29,322,723
Inventories	49,446,291	41,818,660
Prepayments and other receivable	5,915,080	5,267,046
Receivables from former subsidiary, net	5,518,052	323,973
Income tax recoverable	57,934	55,182
Total current assets	125,707,008	120,426,197

Property, plant and equipment, net	90,004,527	88,084,125
Construction in progress	9,954,202	25,945,637
Long-term investments, net	945,237	900,334
Prepaid land use rights	12,361,163	11,616,881
Intangible assets, net	1,309,058	1,017,171
Operating lease right-of-use assets, net	1,264,560	1,082,209
Deferred tax assets, net	2,486,979	3,101,858
Total assets	$244,032,734	$252,174,412

Liabilities
Current liabilities
Trade and bills payable	$67,491,435	$75,570,051
Short-term bank borrowings	14,907,875	26,813,901
Other short-term loans	689,096	352,482
Accrued expenses and other payables	25,605,661	27,869,385
Payables to former subsidiaries, net	358,067	387,263
Deferred government grants, current	1,299,715	367,271
Product warranty provisions	26,215	23,355
Warrants liability	136,000	15,000
Operating lease liability, current	575,496	366,391
Finance lease liability, current	844,297	114,884
Total current liabilities	111,933,857	131,879,983

Deferred government grants, non-current	5,577,020	5,129,127
Product warranty provisions	450,613	451,739
Operating lease liability, non-current	607,222	539,742
Accrued expenses and other payables, non-current	1,085,525	-
Total liabilities	119,654,237	138,000,591

Commitments and contingencies

Shareholders’ equity
Common stock $0.001 par value; 500,000,000 authorized; 89,135,064 issued and 88,990,858 outstanding as of December 31, 2022 and 89,151,731 issued and 89,007,525 outstanding as of June 30, 2023	89,135	89,151
Donated shares	14,101,689	14,101,689
Additional paid-in capital	246,240,998	247,070,345
Statutory reserves	1,230,511	1,230,511
Accumulated deficit	(131,946,705)	(135,962,050)
Accumulated other comprehensive income (loss)	(8,153,644)	(13,798,697)
	121,561,984	112,730,949
Less: Treasury shares	(4,066,610)	(4,066,610)
Total shareholders’ equity	117,495,374	108,664,339
Non-controlling interests	6,883,123	5,509,482
Total equity	124,378,497	114,173,821

Total liabilities and shareholder’s equity	$244,032,734	$252,174,412

CBAK Energy Technology, Inc. and Subsidiaries

Condensed consolidated Statements of Operations and Comprehensive Loss

For the three and six months ended June 30, 2022 and 2023

(Unaudited)

(In US$ except for number of shares)

	Three months ended June 30,		Six months ended June 30,
	2022	2023	2022	2023
Net revenues	$56,349,660	$42,420,870	$136,545,958	$84,817,571
Cost of revenues	(50,814,352)	(38,536,228)	(125,694,296)	(78,027,185)
Gross profit	5,535,308	3,884,642	10,851,662	6,790,386
Operating expenses:
Research and development expenses	(2,299,466)	(2,980,718)	(5,612,590)	(5,436,046)
Sales and marketing expenses	(697,664)	(963,588)	(1,527,338)	(1,684,592)
General and administrative expenses	(2,453,515)	(3,582,893)	(4,690,889)	(6,062,028)
Recovery of (provision for) doubtful accounts	59,826	(130,493)	(211,617)	(261,660)
Total operating expenses	(5,390,819)	(7,657,692)	(12,042,434)	(13,444,326)
Operating income (loss)	144,489	(3,773,050)	(1,190,772)	(6,653,940)
Finance (expenses) income, net	(620,490)	252,472	(615,476)	257,783
Other (expenses) income, net	(458,946)	238,040	(173,742)	421,253
Change in fair value of warrants	2,131,000	36,000	3,763,000	121,000
Income before income tax	1,196,053	(3,246,538)	1,783,010	(5,853,904)
Income tax (expenses) credit	(179,788)	307,311	(86,242)	710,195
Net income (loss)	1,016,265	(2,939,227)	1,696,768	$(5,143,709)
Less: Net (income) loss attributable to non-controlling interest	(211,075)	304,237	(447,125)	1,128,364
Net income (loss) attributable to CBAK Energy Technology, Inc.	$805,190	$(2,634,990)	$1,249,643	$(4,015,345)

Net income (loss)	1,016,265	(2,939,227)	1,696,768	(5,143,709)
Other comprehensive loss
– Foreign currency translation adjustment	(7,126,920)	(6,639,109)	(6,694,727)	(5,890,330)
Comprehensive loss	(6,110,655)	(9,578,336)	(4,997,959)	(11,034,039)
Less: Comprehensive (loss) income attributable to non-controlling interest	(205,075)	643,620	(482,134)	1,373,641
Comprehensive loss attributable to CBAK Energy Technology, Inc.	$(6,315,730)	$(8,934,716)	$(5,480,093)	$(9,660,398)

Income (loss) per share
– Basic	$0.00 *	$(0.03)	$0.01	$(0.05)
– Diluted	$0.00 *	$(0.03)	$0.01	$(0.05)

Weighted average number of shares of common stock:
– Basic	89,007,924	89,030,137	88,852,594	89,021,795
– Diluted	89,019,818	89,030,137	88,865,263	89,021,795